Exhibit 10.6
Execution Version
INDEMNIFICATION AGREEMENT
THIS AGREEMENT is made as of December 27, 2010, by and among Irvine Sensors Corporation, a Delaware corporation (the “Company”) and [_____] (the “Indemnitee”), a director of the Company.
RECITALS
WHEREAS, although the Certificate of Incorporation (“Certificate”) and the Bylaws of the Company provide for indemnification of the officers and directors of the Company and the Indemnitee may also be entitled to indemnification pursuant to the Delaware General Corporation Law (“DGCL”), the DGCL expressly contemplates that contracts may be entered into between the Company and members of the Board of Directors of the Company (the “Board”) with respect to indemnification of directors; and
WHEREAS, the Indemnitee’s continued service to the Company substantially benefits the Company; and
WHEREAS, the Board has determined that it is in the best interest of the Company and that it is reasonably prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, the Indemnitee to the fullest extent permitted by applicable law in order to induce him to serve or continue to serve the Company free from undue concern that he will not be so indemnified or that any indemnification obligation will not be met; and
WHEREAS, this Agreement is a supplement to and in furtherance of (a) the Certificate and Bylaws of the Company, and (b) the certificate and bylaws or partnership agreement, as the case may be, of any Enterprise (as defined below) and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of the Indemnitee thereunder; and
WHEREAS, the Indemnitee does not regard the protection available under the Company’s or any other Enterprise’s certificate, bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as a director of the Company without adequate protection, and the Company desires the Indemnitee to serve in such capacity. The Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company and certain other Enterprises on the condition that he be so indemnified;
WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by Costa Brava Partnership III LP or The Griffin Fund LP, as applicable (the “Sponsor Fund”) (or its affiliates), which Indemnitee, Company and the Sponsor Fund (or its affiliates) intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
AGREEMENT
1. Services to the Company and Certain Other Enterprises. The Indemnitee will serve or continue to serve as a director of the Company for so long as the Indemnitee is duly elected or appointed or until the Indemnitee tenders his resignation.
2. Definitions. As used in this Agreement:
“Corporate Status” describes the status of a person who is or was a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company or of any other Enterprise.
“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.
“Enterprise” shall mean (i) the Company and (ii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which is an affiliate or wholly or partially owned subsidiary of the Company and of which the Indemnitee is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary; and (iii) any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company.
“Expenses” shall include attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses shall include such fees and expenses, and costs incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.
“Fines” shall mean any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, trustee, general partner, managing member, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

“Indemnitee” is defined in the preamble to this Agreement.
“Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including without limitation any such proceeding pending as of the date of this Agreement, in which the Indemnitee was, is or will be involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director of the Company, by reason of any action taken by him or of any action on his part while acting as director of the Company, or by reason of the fact that he is or was serving as a director, trustee, general partner, managing member, officer, employee, agent or fiduciary of any other Enterprise, in each case whether or not serving in such capacity at the time any Expense, judgment, fine or amount paid in settlement is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement.
“Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.
3. Indemnity in Third-Party Proceedings. The Company shall be liable to indemnify the Indemnitee in accordance with the provisions of this Section 3 if the Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful.

4. Indemnity in Proceedings by or in the Right of the Company. The Company shall be liable to indemnify the Indemnitee in accordance with the provisions of this Section 4 if the Indemnitee is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding (or any claim, issue or matter therein) if the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification.
5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall be liable to indemnify the Indemnitee against all Expenses actually and reasonably incurred by him in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall be liable to indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. If the Indemnitee is not wholly successful in such Proceeding, the Company also shall be liable to indemnify the Indemnitee against all Expenses reasonably incurred in connection with any claim, issue or matter that is related to any claim, issue, or matter on which the Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
6. Indemnification For Other Fees and Expenses.
(a) Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, the Company shall be liable to indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
(b) Notwithstanding any other provision of this Agreement, the Company shall be liable to indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in taking any action to enforce any provision of this Agreement, including all Expenses incurred in bringing a claim, counterclaim or cross claim in a legal proceeding, arbitration or otherwise to enforce this Agreement or any provision of this Agreement.

7. Additional Indemnification
(a) Notwithstanding any limitation in Sections 3, 4, or 5, the Company shall be liable to indemnify the Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnity shall be made under this Section 7(a) on account of the Indemnitee’s conduct which has been adjudicated to constitute a breach of the Indemnitee’s duty of loyalty to the Company or its shareholders or to constitute an act or omission not in good faith or involving intentional misconduct or a knowing violation of the law.
(b) Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), the Company shall be liable to indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with the Proceeding.
(c) For purposes of Sections 7(a) and 7(b), the meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to:
(1) to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and
(2) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.
8. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity payment in connection with any claim made against the Indemnitee:
(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy of any Enterprise or other indemnity provision of any Enterprise, except with respect to any excess beyond the amount actually received under any insurance policy or other indemnity provision; or
(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of state statutory law or common law; provided however, that notwithstanding any limitation on the Company’s obligation to provide indemnification set forth in this Section 8(b) or elsewhere, Indemnitee shall be entitled to receive advancement of Expenses hereunder with respect to any such Claim unless and until a court having jurisdiction over the Claim shall have made a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee has violated said statute.

9. Advancement of Expenses; Defense of Claim.
(a) Notwithstanding any provision of this Agreement to the contrary, the Company shall be obligated to advance any and all Expenses incurred by the Indemnitee in connection with any Proceeding within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Such advances (i) shall be unsecured and interest free; (ii) shall be made without regard to the Indemnitee’s ability to repay the advances and without regard to the Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement; and (iii) shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. The Indemnitee shall qualify for advancement of Expenses solely upon the execution and delivery to the Company of undertaking providing that the Indemnitee undertakes to repay the advance to the extent and only to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.
(b) The Company will be entitled to participate reasonably in the Proceeding at its own expense.
10. Procedure for Notification and Requests for Advancement and Indemnification.
(a) To obtain advancement and/or indemnification under this Agreement, the Indemnitee shall, not later than sixty (60) days after receipt by the Indemnitee of notice of the commencement of any Proceeding, except for Proceedings pending as of the date of this Agreement, submit to the Company written notification of the Proceeding; with regard to Proceedings pending as of the date of this Agreement, Indemnitee shall submit to the Company written notification not later than sixty (60) days after the date of this Agreement. The omission to notify the Company will relieve the Company of its advancement or indemnification obligations under this Agreement only to the extent the Company can establish that such omission to notify resulted in actual prejudice to it, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify the Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of notification from the Indemnitee pursuant to this Section 10(a), advise the Board in writing that the Indemnitee has provided such notification.
(b) To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, an unsecured written undertaking to repay amounts advanced. The Company shall make advance payment of Expenses to Indemnitee no later than twenty (20) days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee. If, at the time of receipt of any such written request for advancement of Expenses, the Company have director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The Company shall thereafter keep such director and officer insurers informed of the status of the Proceeding or other claim, as appropriate to secure coverage of Indemnitee for such claim.

(c) In order to obtain indemnification under this Agreement, the Indemnitee shall, anytime at Indemnitee’s discretion following notification by the Indemnitee of the commencement of any Proceeding pursuant to Section 10(a) of this Agreement and consistent with the time period for the duration of this Agreement as set forth in Section 15 of this Agreement, submit to the Company a written request for indemnification pursuant to this Section 10(c), including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. No determination of the Indemnitee’s entitlement to indemnification shall be made until such written request for a determination is submitted to the Company pursuant to this Section 10(c). The failure to submit a written request to the Company will relieve the Company of its indemnification obligations under this Agreement only to the extent the Company can establish that such failure to make a written request resulted in actual prejudice to it, and the failure to make a written request will not relieve the Company from any liability which it may have to indemnify the Indemnitee otherwise than under this Agreement. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. Upon submission of a written request for indemnification by the Indemnitee pursuant to this Section 10(c), the Indemnitee’s entitlement to indemnification shall be determined according to Section 11 of this Agreement.
11. Procedure Upon Application for Indemnification.
(a) Upon receipt of the Indemnitee’s written request for indemnification pursuant to Section 10(c), a determination with respect thereto shall be made in the specific case: (i) by the Disinterested Directors, even though less than a quorum, so long as the Indemnitee does not request that such determination be made by Independent Counsel; or (ii) if so requested by the Indemnitee, in his sole discretion, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; and if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within ten (10) days after such determination. The Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by the Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification) and the Company is liable to indemnify and hold the Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). The Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection by made by the Board, in which event the Board shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 11(b)), and the Indemnitee or the Company, as the case may be, shall give written notice to the other, advising it or him of the identity of the Independent Counsel so selected. The Company or the Indemnitee, as the case may be, may, within 10 days after such written notice of selection shall have been received, deliver to the Indemnitee or the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by the Indemnitee of a written request for indemnification pursuant to Section 10(c) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
12. Presumptions and Effect of Certain Proceedings.
(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a notice and a request for indemnification in accordance with Section 10 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Board) or of Independent Counsel to have made a determination prior to the commencement of any judicial proceeding or arbitration pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Board) or by Independent Counsel that the Indemnitee has not met such applicable standard of conduct, shall be admissible in evidence against the Indemnitee or otherwise referred to in any such judicial proceeding or arbitration for any purpose (including without limitation to rebut the presumption in favor of indemnification) or create a presumption that the Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the Indemnitee’s written request for indemnification pursuant to Section 10(c) of this Agreement, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Independent Counsel making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.
(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.
(d) Reliance as Safe Harbor. For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action or failure to act is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to the Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.
(e) Actions of Others. The knowledge and/or actions, or failure to act, of any other director, partner, managing member, officer, agent, employee or trustee of the Enterprise shall not be imputed to the Indemnitee for purposes of determining his right to indemnification under this Agreement.
13. Remedies of the Indemnitee.
(a) In the event that (i) a determination is made pursuant to Section 11 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (iv) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that the Indemnitee is entitled to indemnification, or (v) the Indemnitee determines in its sole discretion that such action is appropriate or desirable, the Indemnitee shall be entitled to seek an adjudication by a court of competent jurisdiction as to his entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration, commenced pursuant to this Section 13, shall be conducted in all respects as a de novo trial, or arbitration, on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 13, the Company shall have the burden of proving the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 11(a) adverse to the Indemnitee for purposes of satisfying the Company’s burden of proof or for any other purpose. In any judicial proceeding or arbitration commenced pursuant to this Section 13, in the event that the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether the Indemnitee is entitled to indemnification has not made such a determination within the time period provided for under Section 12(b) of this Agreement, the Company shall stipulate and may not contest that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful.
(c) If a determination shall have been made pursuant to Section 11(a) of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.
(d) In the event that the Indemnitee is a party to a judicial proceeding or arbitration pursuant to this Section 13 concerning his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Indemnitee shall be entitled to recover from the Company (who shall be liable therefor), and shall be indemnified by the Company against, any and all Expenses reasonably incurred by the Indemnitee in connection with such judicial adjudication or arbitration.
(e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement. The Company shall be liable to indemnify the Indemnitee against any and all Expenses and, if requested by the Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance such Expenses to the Indemnitee that are incurred by Indemnitee in connection with any judicial adjudication or arbitration involving the Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

14. Non-exclusivity; Survival of Rights; Insurance.
(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Company’s or any other Enterprise’s Articles of Incorporation, the Company’s or any other Enterprise’s Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of the Indemnitee under this Agreement in respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s or any other Enterprise’s Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, partners, managing members, officers, employees, agents or trustees of the Company or of any other Enterprise, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, partner, managing member, officer, employee, agent or trustee under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to Section 10(a) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and only to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, provided, however, that (i) the Company shall be the indemnitor of first resort and any obligation of the Sponsor Fund (or any direct or indirect subsidiary or affiliate thereof, other than the Company), and any obligation of any insurer providing insurance coverage under any policy purchased or maintained by the Sponsor Fund (or any direct or indirect subsidiary or affiliate thereof, other than the Company), or under any personal umbrella liability insurance policy, to provide advancement or indemnification for the same Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by the Indemnitee shall be secondary, and (ii) if Costa (or any direct or indirect subsidiary or affiliate thereof, other than the Company) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with Indemnitee, then (a) the Sponsor Fund (or such direct or indirect subsidiary or affiliate thereof, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (b) the Company shall fully indemnify, reimburse and hold harmless Costa (or such direct or indirect subsidiary or affiliate thereof, as the case may be) for all such payments actually made by the Sponsor Fund (or such direct or indirect subsidiary or affiliate thereof, as the case may be).
(d) The Company’s obligation hereunder to indemnify, or advance Expenses to, the Indemnitee who was, is or will be serving as a director, partner, managing member, officer, employee, agent or trustee of any other Enterprise shall be reduced by any amount the Indemnitee has actually received as indemnification or advancement of Expenses from such other Enterprise, provided, however, that no right of advancement or recovery the Indemnitee may have from the Sponsor Fund (or any direct or indirect subsidiary or affiliate thereof, other than the Company) or any right to coverage from any insurer providing insurance coverage under any policy purchased or maintained by the Sponsor Fund (or any direct or indirect subsidiary or affiliate thereof, other than the Company) shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company.
(e) The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise, any rights that the Company may now have or hereafter acquires against the Sponsor Fund or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee against the Sponsor Fund or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Sponsor Fund or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.
15. Third-Party Beneficiary. The Sponsor Fund is an express third party beneficiary of this Agreement, is entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in Section 14 of this Agreement) as though a party hereunder.

16. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that the Indemnitee shall have ceased to serve as a director of the Company or as a director, partner, managing member, officer, employee, agent or trustee of any other Enterprise; or (b) 1 year after the final termination (i) of any Proceeding (including any rights of appeal) then pending in respect of which the Indemnitee requests indemnification or advancement of Expenses hereunder and (ii) of any judicial proceeding or arbitration pursuant to Section 13 of this Agreement (including any rights of appeal) involving the Indemnitee. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his heirs, executors and administrators.
17. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
18. Enforcement.
(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Indemnitee to continue to serve as a director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a director of the Company.
(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a wavier of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.
20. Notice by the Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of the Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

21. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a) If to the Indemnitee, at the address indicated below, or such other address as the Indemnitee shall provide in writing to the Company,

[address]

with a copy to:
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600
Attn: Jeffrey Katz, Esq.
Facsimile No.: (617) 235-0617
(b) If to the Company to:
Irvine Sensors Corporation
3001 Red Hill Avenue,
Costa Mesa, California 92626
Attn: John J. Stuart, Jr.
Facsimile No: (714) 444-8773
with a copy to:
Dorsey & Whitney LLP
38 Technology Drive, Suite 100
Irvine, CA 92618
Attn: Ellen Bancroft, Esq.
Facsimile No. (949) 932-3601
or to any other address as may have been furnished to the Indemnitee in writing by the Company.
22. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion in order to reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officer, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).
23. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by the Indemnitee pursuant to Section 13(a) of this Agreement, the Company and the Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not a resident of the State of Delaware, irrevocably Incorporating Services, Ltd., 3500 South Dupont Highway, Dover, Delaware 19901 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

24. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
25. Miscellaneous. Use of the masculine pronoun shall been deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

THE COMPANY: IRVINE SENSORS CORPORATION
By:	/s/ John C. Carson
	Name:	John C. Carson
	Title:	President & CEO
Indemnification Agreement

THE INDEMNITEE:

Indemnification Agreement